THE MERGER FUND
AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, dated as of the  19th day of January, 2011, to the Fund Administration Servicing Agreement, dated as of September 30, 1994, as amended (the "Agreement"), is entered into by and between THE MERGER FUND, a Massachusetts trust, and U.S. BANCORP FUND SERVICES, LLC.

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement;

NOW, THEREFORE, the parties agree as follows:

Amended Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE MERGER FUND	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Bruce Rubin	By: /s/ Michael R. McVoy

Name: Bruce Rubin	Name: Michael R. McVoy

Title: Chief Operating Officer	Title: Executive Vice President

Amended Schedule A to the Fund Administration Servicing Agreement
FUND ADMINISTRATION & COMPLIANCE SERVICES ANNUAL FEE SCHEDULE - The Merger Fund Effective January 1, 2011

Domestic Funds

Annual Fee Based Upon Market Value Per Fund*
 __ basis points on the first $__
 __ basis points on the next $__
 __ basis points on the next $__
 __ basis points on the next $__
 __ basis points on the balance

*** Quarterly out-of-pocket fee of $__

CCO Support Services - $__ per year

Conversion and extraordinary services quoted separately.

Fees are billed monthly.

Multiple Classes – Add the following for each class beyond the first class:
• __ basis point at each level
• $__ per class minimum

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel:
• __ basis point at each level
• $__ additional minimum

ReportSource - $__ /month – Web reporting

Out-of-pocket expenses, including but not limited to:
• Postage, Stationery
• Programming, Special Reports
• Proxies, Insurance
• EDGAR filing
• Retention of records
• Federal and state regulatory filing fees
• Certain insurance premiums
• Expenses from board of directors meetings
• Auditing and legal expenses
• Blue Sky conversion expenses (if necessary)
• All other out-of-pocket expenses